Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
Registration Statement (Form S-8 No. 333-119109), Registration Statement (Form S-8 No. 333-168908) and Registration Statement (Form S-8 No. 333-205198) pertaining to the Second Amended and Restated Hornbeck Offshore Services, Inc. Incentive Compensation Plan;
Registration Statement (Form S-8 No. 333-124698) and Registration Statement (Form S-8 No. 333-205201) pertaining to the Hornbeck Offshore Services, Inc. 2005 Employee Stock Purchase Plan; and
Registration Statement (Form S-4 No. 333-183777) of Hornbeck Offshore Services, Inc.
of our reports dated February 28, 2018, with respect to the consolidated financial statements of Hornbeck Offshore Services, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of Hornbeck Offshore Services, Inc., included in this Annual Report (Form 10-K) of Hornbeck Offshore Services, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP
New Orleans, Louisiana
February 28, 2018